UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2025

Nabors Energy Transition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41744	98-1729137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 West Greens Road, Suite 1200
Houston, Texas 77067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 874-0035

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one warrant	NETDU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NETD	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NETDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2025, Nabors Energy Transition Corp. II (the “Company”) convened an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement on Schedule 14A (File No. 001-41744), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 27, 2025, as supplemented and amended on November 3, 2025.

There were 21,349,863 ordinary shares issued and outstanding at the close of business on October 20, 2025, the record date (the “Record Date”) for the Extraordinary General Meeting. At the Extraordinary General Meeting, there were 20,646,802 shares present either in person, by proxy or online, representing approximately 96.70% of the total outstanding ordinary shares of the Company as of the Record Date.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – The Articles Amendment Proposal

The shareholders did not approve the proposal to, by special resolution, amend the Company’s second amended and restated memorandum and articles of association (the “Articles”), with effect from such date as determined by the Company’s board of directors (the “Board”) in its sole discretion, to (i) delete Article 49 (Business Combination), other than Article 49.7, in its entirety and (ii) extend the date by which the Company has to consummate a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination, involving the Company and one or more businesses or entities indefinitely (the “Indefinite Extension” and such proposal, the “Articles Amendment Proposal”).

The voting results were as follows:

Votes For	Votes Against	Abstentions
9,211,186	11,313,216	122,400

Proposal No. 2 – The IMTA Amendment Proposal

The shareholders did not approve the proposal to amend and restate the Amended and Restated Investment Management Trust Agreement, dated as of July 17, 2025 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to permit the Company (i) to deposit future interest earned on the funds held in the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) into the Company’s operating account from and after the date of such proposed amendment and restatement of the Trust Agreement and (ii) to reflect the Indefinite Extension (such proposal, the “IMTA Amendment Proposal”).

The voting results were as follows:

Votes For	Votes Against	Abstentions
9,210,986	11,313,416	122,400

Proposal No. 3 – The Adjournment Proposal

The shareholders did not approve the proposal to, by ordinary resolution, adjourn the Extraordinary General Meeting to a later date or dates or indefinitely, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are insufficient Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), Class B ordinary shares, par value $0.0001 per share, and Class F ordinary shares, par value $0.0001 per share, in the share capital of the Company represented (either in person, virtually or by proxy) at the time of the Extraordinary General Meeting to approve the Articles Amendment Proposal or the IMTA Amendment Proposal or if the Board otherwise determined before the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Articles Amendment Proposal or the IMTA Amendment Proposal.

The voting results were as follows:

Votes For	Votes Against	Abstentions
9,991,264	10,533,138	122,400

Item 8.01	Other Events.

In connection with the Extraordinary General Meeting, shareholders holding 8,916,116 Class A ordinary shares issued as part of the units sold in the IPO exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $101,116,166 (or approximately $11.34 per share) is expected to be removed from the Trust Account to pay such holders on or around November 19, 2025.

On November 17, 2025, the Company issued a press release announcing the results of the Extraordinary General Meeting and that the Company will redeem all of its outstanding Class A ordinary shares, effective as of the close of business on December 3, 2025, because the Company will not consummate an initial business combination within the time period required by the Articles. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025

NABORS ENERGY TRANSITION CORP. II

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

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